UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2010

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Ave.

P.O. Box 511

South San Francisco, California 94083-0511

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Exelixis, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2010 at the Company’s offices located at 210 East Grand Avenue, South San Francisco, CA 94083-0511. At the Annual Meeting, Company stockholders were asked to vote upon:

1.	The election of three Class II directors for a three-year term until the 2013 annual meeting of stockholders. The nominees for election to these positions were Carl B. Feldbaum, Esq., Alan M. Garber, M.D., Ph.D. and Vincent T. Marchesi, M.D., Ph.D.; and

2.	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The results of the matters presented at the Annual Meeting, based on the presence in person or by proxy of holders of record of 94,355,651 shares of the 108,052,692 shares of the Company’s common stock entitled to vote, were as follows:

1.	The election of each of Mr. Feldbaum and Drs. Garber and Marchesi as directors of the Company until the 2013 annual meeting of stockholders, and until his successor is elected and qualified, or until his earlier death, resignation or removal, was approved as follows:

	FOR	WITHHELD	BROKER NON-VOTE
Carl B. Feldbaum, Esq.	74,800,946	475,386	19,079,319
Alan M. Garber, M.D.	66,414,541	8,861,791	19,079,319
Vincent T. Marchesi, M.D., Ph.D.	71,147,094	4,129,238	19,079,319

The Company’s Class III directors, Frank McCormick, Ph.D., F.R.S., Stelios Papadopoulos, Ph.D., George A. Scangos, Ph.D., and Lance Willsey, M.D., will each continue to serve on the Board of Directors until the 2011 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. The Company’s Class I directors, Charles Cohen, Ph.D., George Poste, D.V.M., Ph.D., F.R.S. and Jack L. Wyszomierski, will each continue to serve on the Board of Directors until the 2012 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal.

2.	The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
93,861,425	345,902	148,324	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2010	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary